Exhibit 99.1

Veeva Announces Fourth Quarter and Fiscal Year 2017 Results

Fiscal Year 2017 Total Revenues of $544.0M, up 33% Year-over-year;
Q4 Total Revenues of $150.2M, up 31% Year-over-year

Fiscal Year 2017 Subscription Services Revenues of $434.3M, up 37% Year-over-year;
Q4 Subscription Services Revenues of $119.5M, up 32% Year-over-year

PLEASANTON, Calif.--(BUSINESS WIRE)--February 28, 2017--Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for life sciences, today announced results for its fiscal fourth quarter and full year ended January 31, 2017.

“We finished another strong year with a remarkable fourth quarter,” said CEO Peter Gassner. “Our consistent outperformance is a direct result of the foundation we laid over the last 10 years, establishing Veeva as a trusted partner to the industry and delivering innovative solutions across life sciences’ most strategic functions, including clinical, regulatory, quality, medical, and commercial. Looking ahead, we have now planted seeds for continued strong organic growth well into our next decade.”

Fiscal 2017 Fourth Quarter Results:

  Revenues: Total revenues for the fourth quarter were $150.2 million, up from $114.3 million one year ago, an increase of 31% year-over-year. Subscription services revenues for the fourth quarter were $119.5 million, up from $90.4 million one year ago, an increase of 32% year-over-year.
  Operating income and non-GAAP operating income(1): Fourth quarter operating income was $32.5 million, compared to $15.2 million one year ago, an increase of 114% year-over-year. Non-GAAP operating income for the fourth quarter was $46.2 million, compared to $25.2 million one year ago, an increase of 83% year-over-year.
  Net income and non-GAAP net income(1): Fourth quarter net income was $21.7 million, compared to $17.6 million one year ago, an increase of 23% year-over-year. Non-GAAP net income for the fourth quarter was $32.7 million, compared to $21.9 million one year ago, an increase of 49% year-over-year.
  Net income per share and non-GAAP net income per share(1): For the fourth quarter, fully diluted net income per share was $0.15, compared to $0.12 one year ago, while non-GAAP fully diluted net income per share was $0.22, compared to $0.15 one year ago.

Fiscal Year 2017 Results:

  Revenues: Total revenues for the fiscal year ended January 31, 2017 were $544.0 million, up from $409.2 million one year ago, an increase of 33% year-over-year. Subscription services revenues were $434.3 million, up from $316.3 million one year ago, an increase of 37% year-over-year.
  Operating income and non-GAAP operating income(1): Fiscal year 2017 operating income was $108.0 million, compared to $78.6 million one year ago, an increase of 37% year-over-year. Non-GAAP operating income for fiscal year 2017 was $159.9 million, compared to $108.6 million one year ago, an increase of 47% year-over-year.
  Net income and non-GAAP net income(1): Fiscal year 2017 net income was $68.8 million, compared to $54.5 million one year ago, an increase of 26% year-over-year. Non-GAAP net income for fiscal year 2017 was $108.0 million, compared to $74.5 million one year ago, an increase of 45% year-over-year.
  Net income per share and non-GAAP net income per share(1): For fiscal year 2017, fully diluted net income per share was $0.47, compared to $0.38 one year ago, while non-GAAP fully diluted net income per share was $0.73, compared to $0.51 one year ago.

“The fourth quarter saw record sales performance, including the two largest Veeva Vault deals ever,” said CFO Tim Cabral. “Through outstanding execution in multiple large markets, we surpassed $600 million in annualized revenue run rate(2) in the fourth quarter and are set up for another year of high growth and strong profitability.”

Fiscal Year 2017 and Recent Highlights:

  Growing Customer Base(3) – Veeva ended its fiscal year with 517 total customers, up from 400 last year. This included 259 Veeva CRM customers, 334 Veeva Vault customers, 90 Veeva OpenData customers, and 47 Veeva Network customers.
  Continued Customer Success(4) – Veeva’s focus on customer success enabled another year of top-tier subscription services revenue retention rates, reported at 127% for fiscal 2017.
  Deepening Strategic Position with the Industry – Veeva joined with top 25 pharmaceutical companies to form Align Biopharma, an industry standards group that will help establish open technology standards to make it easier for healthcare professionals to work with life sciences companies.
  Veeva Vault Takes Off – Vault continued to grow at a rapid pace, surpassing a $220 million annualized revenue run rate(2) and in the fourth quarter, the company closed the two biggest Vault deals in its history, both for the Veeva Vault RIM suite.
  Expanding Veeva Commercial Cloud – Commercial Cloud grew throughout the year fueled by major new CRM wins and global expansions within top 20 pharmaceutical companies as well as record bookings performance for additional Veeva Commercial Cloud products outside of core CRM. The fourth quarter also saw another top 20—one of the largest domestic Japanese pharmaceutical companies—standardize on Veeva CRM.

Financial Outlook:

Veeva is providing guidance for its fiscal first quarter ending April 30, 2017 as follows:

  Total revenues between $151.0 and $152.0 million.
  Non-GAAP operating income between $41.5 and $42.5 million(5).
  Non-GAAP fully diluted net income per share of $0.18(5).

Veeva is providing guidance for its fiscal year ending January 31, 2018 as follows:

  Total revenues between $655.0 and $660.0 million.
  Non-GAAP operating income between $180.0 and $185.0 million(5).
  Non-GAAP fully diluted net income per share between $0.78 and $0.80(5).

Conference Call Information:

What:	Veeva’s Fiscal 2017 Fourth Quarter and Full Year Results Conference Call

When:	Tuesday February 28, 2017

Time:	1:30 p.m. PT (4:30 p.m. ET)

Live Call:	1-877-201-0168, domestic

1-647-788-4901, international

Conference ID 6037 6190

Webcast:	ir.veeva.com

(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the sections titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

(2) We calculate our annualized revenue run rate for a product or customer as of the end of a given quarter by totaling two values: (i) the committed annual recurring revenue as of the last day of the fiscal quarter and (ii) the associated professional services revenue for the quarter, multiplied by four.

(3) The customer counts by product line exceed the total customer count because some customers subscribe to multiple product lines.

(4) We calculate our annual subscription services revenue retention rate for a particular fiscal year by dividing (i) annualized subscription revenue as of the last day of that fiscal year from those customers that were also customers as of the last day of the prior fiscal year by (ii) the annualized subscription revenue from all customers as of the last day of the prior fiscal year. Annualized subscription revenue is calculated by taking the committed annual revenue as of the last day of the fiscal quarter. This calculation includes the impact on our revenues from customer non-renewals, deployments of additional users or decreases in users, deployments of additional solutions or discontinued use of solutions by our customers, and price changes for our solutions.

(5) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the first fiscal quarter ending April 30, 2017 and fiscal year ending January 31, 2018 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense, capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses, and deferred compensation associated with the Zinc Ahead acquisition. The effect of these excluded items may be significant.

About Veeva Systems

Veeva Systems Inc. is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva has more than 500 customers, ranging from the world's largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices in Europe, Asia, and Latin America. For more information, visit veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including the quotations from management, the statements in “Financial Outlook,” and other statements regarding Veeva's future performance, market growth, the benefits from the use of Veeva's solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva's expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) historical fluctuation of our quarterly results and our limited operating history, which make it difficult to predict future results; (ii) our expectation that the future growth rate of our revenues will decline, and that as our costs increase, we may not be able to generate sufficient revenues to sustain the level of profitability we have achieved in the past or achieve profitability in the future; (iii) breaches in our security measures or unauthorized access to our customers’ data; (iv) system unavailability, performance problems, or loss of data due to disruptions or other problems with our data center operations or computing infrastructure; (v) dependence on revenues from our Veeva CRM solution, and the rate of adoption of our new products; (vi) acceptance of our applications and services by customers, including renewals of existing subscriptions and purchases of subscriptions for additional users and solutions; (vii) our ability to retain Zinc Ahead customers and achieve the expected results from our acquisition of Zinc Ahead; (viii) loss of one or more key customers; (ix) adverse changes in general economic or market conditions, particularly in the life sciences industry; (x) delays or reductions in information technology spending, particularly in the life sciences industry, including as a result of mergers in the life sciences industry; (xi) the development of the market for enterprise cloud services, particularly in the life sciences industry; (xii) competitive factors, including but not limited to pricing pressures, industry consolidation, difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers, entry of new competitors and new applications and marketing initiatives by our competitors; (xiii) our ability to manage our growth effectively; (xiv) changes in sales that may not be immediately reflected in our results due to the ratable recognition of our subscription revenue; and (xv) pending, threatened, or future legal proceedings and related expenses.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-Q for the period ended October 31, 2016. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	January 31,	January 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$217,606	$132,179
Short-term investments	301,266	214,024
Accounts receivable, net	182,816	144,798
Prepaid expenses and other current assets	10,177	9,963
Total current assets	711,865	500,964
Property and equipment, net	49,907	47,469
Goodwill	95,804	95,804
Intangible assets, net	39,283	47,500
Deferred income taxes, noncurrent	16,784	9,359
Other long-term assets	4,057	4,703
Total assets	$917,700	$705,799

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,677	$4,600
Accrued compensation and benefits	12,007	12,451
Accrued expenses and other current liabilities	12,310	11,059
Income tax payable	3,228	750
Deferred revenue	213,562	157,419
Total current liabilities	246,784	186,279
Deferred income taxes, noncurrent	12,974	10,622
Other long-term liabilities	4,964	3,649
Total liabilities	264,722	200,550
Stockholders’ equity:
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	440,677	361,691
Accumulated other comprehensive income	111	172
Retained earnings	212,189	143,385
Total stockholders’ equity	652,978	505,249
Total liabilities and stockholders’ equity	$917,700	$705,799

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)
	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2017	2016	2017	2016
Revenues:
Subscription services	$119,498	$90,404	$434,316	$316,314
Professional services and other	30,655	23,866	109,727	92,907
Total revenues	150,153	114,270	544,043	409,221
Cost of revenues(6):
Cost of subscription services	25,300	20,215	94,386	71,180
Cost of professional services and other	21,170	19,529	79,295	71,034
Total cost of revenues	46,470	39,744	173,681	142,214
Gross profit	103,683	74,526	370,362	267,007
Operating expenses(6):
Research and development	26,102	20,097	96,750	65,976
Sales and marketing	32,781	27,086	116,803	80,984
General and administrative	12,270	12,132	48,841	41,458
Total operating expenses	71,153	59,315	262,394	188,418
Operating income	32,530	15,211	107,968	78,589
Other income (expense), net	(243)	(400)	1,667	28
Income before income taxes	32,287	14,811	109,635	78,617
Provision for (benefit from) income taxes	10,580	(2,779)	40,831	24,157
Net income	$21,707	$17,590	$68,804	$54,460

Net income attributable to common stockholders, basic and diluted:	$21,707	$17,580	$68,801	$54,413

Net income per share attributable to common stockholders:
Basic	$0.16	$0.13	$0.51	$0.41
Diluted	$0.15	$0.12	$0.47	$0.38

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	136,313	133,097	135,698	132,020
Diluted	147,834	145,192	147,578	144,977
Other comprehensive income (loss):
Net change in unrealized gains (losses) on available-for-sale investments	$(196)	$(68)	$(153)	$(181)
Net change in cumulative foreign currency translation gain (loss)	(12)	215	92	327
Comprehensive income	$21,499	$17,737	$68,743	$54,606

---
(6) Includes stock-based compensation as follows:

Cost of revenues:
Cost of subscription services	$318	$167	$1,109	$563
Cost of professional services and other	1,714	1,101	6,002	3,858
Research and development	3,494	2,202	11,937	7,249
Sales and marketing	3,882	2,054	13,271	6,861
General and administrative	2,278	1,633	8,479	5,727
Total stock-based compensation	$11,686	$7,157	$40,798	$24,258

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2017	2016	2017	2016
Cash flows from operating activities
Net income	$21,707	$17,590	$68,804	$54,460
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,481	3,615	13,825	8,464
Amortization of premiums on short-term investments	482	598	1,852	2,804
Stock-based compensation	11,686	7,157	40,798	24,258
Deferred income taxes	(4,114)	(5,956)	(5,073)	(6,264)
Bad debt expense	10	(2)	130	201
Changes in operating assets and liabilities:
Accounts receivable	(117,178)	(69,495)	(38,148)	(46,653)
Income taxes	(2,063)	(5,595)	911	(2,994)
Other current and long-term assets	3,607	(559)	831	180
Accounts payable	699	(1,368)	1,113	(494)
Accrued expenses and other current liabilities	3,104	1,405	336	5,042
Deferred revenue	75,576	54,772	56,208	39,357
Other long-term liabilities	915	1,284	2,424	1,793
Net cash provided by (used in) operating activities	(2,088)	3,446	144,011	80,154
Cash flows from investing activities
Purchases of short-term investments	(41,062)	(51,247)	(314,847)	(313,357)
Maturities and sales of short-term investments	43,849	67,431	225,600	364,968
Purchases of property and equipment	(2,551)	(2,105)	(6,923)	(21,153)
Acquisitions, net of cash acquired	—	—	—	(126,183)
Purchases of intangible assets	—	—	—	(568)
Capitalized internal-use software development costs	(343)	(237)	(584)	(431)
Changes in restricted cash and deposits	—	38	102	41
Net cash provided by (used in) investing activities	(107)	13,880	(96,652)	(96,683)
Cash flows from financing activities
Proceeds from early exercise of common stock options	—	—	—	10
Proceeds from exercise of common stock options	4,361	1,737	12,362	5,875
Restricted stock units acquired to settle employee tax withholding liability	(1)	—	(14)	(6)
Excess tax benefits from employee stock plans	9,379	4,559	25,628	13,527
Net cash provided by financing activities	13,739	6,296	37,976	19,406
Effect of exchange rate changes on cash and cash equivalents	(16)	(37)	92	49
Net change in cash and cash equivalents	11,528	23,585	85,427	2,926
Cash and cash equivalents at beginning of period	206,078	108,594	132,179	129,253
Cash and cash equivalents at end of period	$217,606	$132,179	$217,606	$132,179

Non-GAAP Financial Measures

In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items from its non-GAAP metrics provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.

  Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
  Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing and size of acquisitions. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
  Capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. Veeva capitalizes certain costs incurred for the development of computer software for internal use and then amortizes those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Veeva’s internal management reporting processes exclude both the capitalization of software (which would otherwise result in a reduction in net research and development operating expenses) and the amortization of capitalized software (which would otherwise result in an increase in cost of subscription revenues) when preparing budgets, plans and reviewing internal performance. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, Veeva believes that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.
  Deferred compensation associated with the Zinc Ahead acquisition. The Zinc Ahead share purchase agreement, as revised, called for share purchase consideration to be deferred and paid at a rate of one-third of the deferred consideration amount per year to certain former Zinc Ahead employee shareholders and option holders who remain employed with Veeva on each deferred consideration payment date. In accordance with GAAP, these payments are being accounted for as deferred compensation and the expense is recognized over the requisite service period. Veeva’s management views this deferred compensation expense as an unusual acquisition cost associated with the Zinc Ahead acquisition and finds it useful to exclude it in order to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Veeva believes excluding this deferred compensation expense from its non-GAAP measures may allow investors to make more meaningful comparisons between its recurring operating results and those of other companies.
  Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles, capitalized internal-use software, and deferred compensation associated with the Zinc Ahead acquisition for GAAP and non-GAAP measures.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)
	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2017	2016	2017	2016
Cost of subscription services revenues on a GAAP basis	$25,300	$20,215	$94,386	$71,180
Stock-based compensation expense	(318)	(167)	(1,109)	(563)
Amortization of purchased intangibles	(1,077)	(1,081)	(4,337)	(2,778)
Amortization of internal-use software	(132)	(168)	(663)	(755)
Cost of subscription services revenues on a non-GAAP basis	$23,773	$18,799	$88,277	$67,084

Gross margin on subscription services revenues on a GAAP basis	78.8%	77.6%	78.3%	77.5%
Stock-based compensation expense	0.3	0.2	0.3	0.2
Amortization of purchased intangibles	0.9	1.2	1.0	0.9
Amortization of internal-use software	0.1	0.2	0.1	0.2
Gross margin on subscription services revenues on a non-GAAP basis	80.1%	79.2%	79.7%	78.8%

Cost of professional services and other revenues on a GAAP basis	$21,170	$19,529	$79,295	$71,034
Stock-based compensation expense	(1,714)	(1,101)	(6,002)	(3,858)
Deferred compensation associated with Zinc Ahead acquisition	(6)	(9)	(29)	(12)
Cost of professional services and other revenues on a non-GAAP basis	$19,450	$18,419	$73,264	$67,164

Gross margin on professional services and other revenues on a GAAP basis	30.9%	18.2%	27.7%	23.5%
Stock-based compensation expense	5.7	4.6	5.5	4.2
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	—
Gross margin on professional services and other revenues on a non-GAAP basis	36.6%	22.8%	33.2%	27.7%

Gross profit on a GAAP basis	$103,683	$74,526	$370,362	$267,007
Stock-based compensation expense	2,032	1,268	7,111	4,421
Amortization of purchased intangibles	1,077	1,081	4,337	2,778
Amortization of internal-use software	132	168	663	755
Deferred compensation associated with Zinc Ahead acquisition	6	9	29	12
Gross profit on a non-GAAP basis	$106,930	$77,052	$382,502	$274,973

Gross margin on total revenues on a GAAP basis	69.1%	65.2%	68.1%	65.2%
Stock-based compensation expense	1.3	1.1	1.3	1.1
Amortization of purchased intangibles	0.7	1.0	0.8	0.7
Amortization of internal-use software	0.1	0.1	0.1	0.2
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	—
Gross margin on total revenues on a non-GAAP basis	71.2%	67.4%	70.3%	67.2%

Research and development expense on a GAAP basis	$26,102	$20,097	$96,750	$65,976
Stock-based compensation expense	(3,494)	(2,202)	(11,937)	(7,249)
Capitalization of internal-use software	345	237	586	431
Deferred compensation associated with Zinc Ahead acquisition	(109)	(108)	(434)	(146)
Research and development expense on a non-GAAP basis	$22,844	$18,024	$84,965	$59,012

Sales and marketing expense on a GAAP basis	$32,781	$27,086	$116,803	$80,984
Stock-based compensation expense	(3,882)	(2,054)	(13,271)	(6,861)
Amortization of purchased intangibles	(975)	(985)	(3,879)	(1,530)
Deferred compensation associated with Zinc Ahead acquisition	(23)	(18)	(77)	(24)
Sales and marketing expense on a non-GAAP basis	$27,901	$24,029	$99,576	$72,569

General and administrative expense on a GAAP basis	$12,270	$12,132	$48,841	$41,458
Stock-based compensation expense	(2,278)	(1,633)	(8,479)	(5,727)
Deferred compensation associated with Zinc Ahead acquisition	(4)	(698)	(2,275)	(938)
General and administrative expense on a non-GAAP basis	$9,988	$9,801	$38,087	$34,793

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2017	2016	2017	2016
Operating expense on a GAAP basis	$71,153	$59,315	$262,394	$188,418
Stock-based compensation expense	(9,654)	(5,889)	(33,687)	(19,837)
Amortization of purchased intangibles	(975)	(985)	(3,879)	(1,530)
Capitalization of internal-use software	345	237	586	431
Deferred compensation associated with Zinc Ahead acquisition	(136)	(824)	(2,786)	(1,108)
Operating expense on a non-GAAP basis	$60,733	$51,854	$222,628	$166,374

Operating income on a GAAP basis	$32,530	$15,211	$107,968	$78,589
Stock-based compensation expense	11,686	7,157	40,798	24,258
Amortization of purchased intangibles	2,052	2,066	8,216	4,308
Capitalization of internal-use software	(345)	(237)	(586)	(431)
Amortization of internal-use software	132	168	663	755
Deferred compensation associated with Zinc Ahead acquisition	142	833	2,815	1,120
Operating income on a non-GAAP basis	$46,197	$25,198	$159,874	$108,599

Operating margin on a GAAP basis	21.7%	13.3%	19.8%	19.2%
Stock-based compensation expense	7.8	6.3	7.5	5.9
Amortization of purchased intangibles	1.3	1.8	1.6	1.0
Capitalization of internal-use software	(0.2)	(0.2)	(0.1)	(0.1)
Amortization of internal-use software	0.1	0.2	0.1	0.2
Deferred compensation associated with Zinc Ahead acquisition	0.1	0.7	0.5	0.3
Operating margin on a non-GAAP basis	30.8%	22.1%	29.4%	26.5%

Net income on a GAAP basis	$21,707	$17,590	$68,804	$54,460
Stock-based compensation expense	11,686	7,157	40,798	24,258
Amortization of purchased intangibles	2,052	2,066	8,216	4,308
Capitalization of internal-use software	(345)	(237)	(586)	(431)
Amortization of internal-use software	132	168	663	755
Deferred compensation associated with Zinc Ahead acquisition	142	833	2,815	1,120
Income tax effect on non-GAAP adjustments	(2,669)	(5,641)	(12,759)	(10,017)
Net income on a non-GAAP basis	$32,705	$21,936	$107,951	$74,453

Net income allocated to participating securities on a GAAP basis	$—	$(10)	$(3)	$(47)
Net income allocated to participating securities from non-GAAP adjustments	—	(2)	1	(18)
Net income allocated to participating securities on a non-GAAP basis	—	(12)	(2)	(65)
Net income attributable to common stockholders on a non-GAAP basis	$32,705	$21,924	$107,949	$74,388

Diluted net income per share on a GAAP basis	$0.15	$0.12	$0.47	$0.38
Stock-based compensation expense	0.08	0.05	0.27	0.16
Amortization of purchased intangibles	0.01	0.01	0.06	0.03
Capitalization of internal-use software	—	—	—	—
Amortization of internal-use software	—	—	—	—
Deferred compensation associated with Zinc Ahead acquisition	—	0.01	0.02	0.01
Income tax effect on non-GAAP adjustments	(0.02)	(0.04)	(0.09)	(0.07)
Diluted net income per share on a non-GAAP basis	$0.22	$0.15	$0.73	$0.51

CONTACT:
Investor Relations Contact:
Veeva Systems Inc.
Rick Lund, 925-271-9816
ir@veeva.com
or
Media Contact:
Veeva Systems Inc.
Roger Villareal, 925-264-8885
pr@veeva.com